EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm in the Registration Statement Form S-8 pertaining to the Biopool International, Inc. 2000 Stock Incentive Plan and to the incorporation by reference therein of our report dated March 1, 2001 (except
Note 6, as to which the date is March 29, 2001) with respect to the consolidated financial statements of Biopool International, Inc. included in its the Annual Report on Form 10-KSB for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                      /s/ ERNST & YOUNG LLP
                                                      -------------------------
                                                          Ernst & Young LLP




Denver, Colorado
April 5, 2001